                                                          Exhibit 99.1

[LOGO]AEHR TEST SYSTEMS

FOR IMMEDIATE RELEASE
---------------------

Contact:

Gary Larson
Chief Financial Officer
(510) 623-9400 x321


                 AEHR TEST SYSTEMS REPORTS FINANCIAL RESULTS
                        FOR FOURTH QUARTER FISCAL 2009

Fremont, CA (July 28, 2009) - Aehr Test Systems (Nasdaq: AEHR), a technology leader in the semiconductor test and burn-in equipment industry, today announced financial results for the fourth quarter and full fiscal year ended May 31, 2009.

Net sales were $1.2 million in the fourth quarter of fiscal 2009, compared with $10.9 million in the fourth quarter of fiscal 2008. Aehr Test reported a net loss of $4.0 million, or $0.48 per share, in the fourth quarter of fiscal 2009, compared with net income of $6.5 million, or $0.74 per diluted share, in the fourth quarter of fiscal 2008. The net loss in the fourth quarter of fiscal 2009 included non-cash charges of $1.3 million related to restructuring and asset impairments and $338,000 related to stock compensation expense. Collectively, the non-cash charges accounted for $0.19 per share in the fourth quarter of fiscal 2009.

 "Sales opportunities for our family of Advanced Burn-in and Test Systems (ABTSTM) are gaining momentum, as we recently booked three orders, including two from new customers and one follow-on system order from Integrated Service Technology in Taiwan," said Rhea Posedel, chairman and chief executive officer of Aehr Test Systems. "We are selling aggressively to expand our customer base for the ABTS systems in the coming quarters, which should help drive top-line growth. Our strategy during this downturn is to conserve our cash and book additional production accounts with our new ABTS and FOX products to grow market share. We are optimistic we can achieve this goal, as we have the strongest product portfolio in our company's history, with our FOX wafer level test and burn-in systems, full wafer contactors and our new ABTS products for packaged part burn-in and test."

Net sales were $21.4 million in fiscal 2009, compared with $39.0 million in fiscal 2008. Net loss for the year ended May 31, 2009 was $30.0 million, or $3.55 per share, compared with net income of $10.6 million, or $1.24 per diluted share, in the prior fiscal year.

At May 31, 2009, cash and cash equivalents were $4.4 million. Aehr Test closed the fourth quarter of fiscal 2009 with no outstanding debt and shareholders' equity of $10.0 million, or $1.17 per share outstanding at May 31, 2009. As of May 31, 2009, the Company's backlog was $2.0 million, compared with $18.6 million at May 31, 2008.

Management Conference Call
Management of Aehr Test will host a conference call and webcast today, July 28, 2009 at 5:00 p.m. Eastern (2:00 p.m. Pacific) to discuss the Company's fourth quarter fiscal 2009 operating results. The

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Aehr Test Systems Reports Fourth Quarter Fiscal 2009 Results
July 28, 2009
Page 2 of 5


conference call will be accessible live via the internet at www.aehr.com. Please go to the website at least 15 minutes before start time to register, download and install any necessary audio software. A replay of the webcast will be available at www.aehr.com for 90 days.

About Aehr Test Systems
Headquartered in Fremont, California, Aehr Test Systems is a leading worldwide provider of systems for burning-in and testing DRAMs, flash, and other memory and logic integrated circuits and has an installed base of more than 2,500 systems worldwide. Aehr Test has developed and introduced several innovative products, including the ABTS, FOXTM, MTX and MAX systems and the DiePakR carrier. The ABTS is Aehr Test's newest system for packaged part test during burn-in for both low-power and high-power logic as well as all common types of memory devices. The FOX system is a full wafer contact test and burn-in system. The MTX system is a massively parallel test system designed to reduce the cost of memory testing by performing both test and burn-in on thousands of devices simultaneously. The MAX system can effectively burn-in and functionally test complex devices, such as digital signal processors, microprocessors, microcontrollers and systems-on-a-chip. The DiePak carrier is a reusable, temporary package that enables IC manufacturers to perform cost-effective final test and burn-in of bare die. For more information, please visit the Company's website at www.aehr.com.

Safe Harbor Statement
This release contains forward-looking statements that involve risks and uncertainties relating to projections regarding revenues and customer demand and acceptance of Aehr Test's products. Actual results may vary from projected results. These risks and uncertainties include without limitation, world economic conditions, the timing of the recovery of the semiconductor equipment market, the Company's ability to maintain sufficient cash to support operations, acceptance by customers of Aehr
Test's technologies, acceptance by customers of the systems shipped upon receipt of a purchase order and the ability of new products to meet customer needs or perform as described, and the Company's development and manufacture of a commercially successful wafer-level test and burn-in system. See Aehr Test's recent 10-K and 10-Q reports and other reports from time to time filed with the U.S. Securities and Exchange Commission for a more detailed description of the risks facing our business. The Company disclaims any obligation to update information contained in any forward-looking statement to reflect events or circumstances occurring after the date of this press release.

                     [Financial Tables to Follow]




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Aehr Test Systems Reports Fourth Quarter Fiscal 2009 Results
July 28, 2009
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                          AEHR TEST SYSTEMS AND SUBSIDIARIES
                    Condensed Consolidated Statements of Operations
                      (in thousands, except per share data)
                                  (unaudited)

                                       Three Months Ended      Year Ended
                                             May 31,             May 31,
                                       --------- ---------  --------- --------
                                          2009      2008       2009     2008
                                       --------- ---------  --------- --------
Net sales.............................    $1,240   $10,914    $21,407  $39,041
Cost of sales.........................     2,752     5,540     20,223   19,072
                                       --------- ---------  --------- --------
Gross (loss) profit...................    (1,512)    5,374      1,184   19,969
                                       --------- ---------  --------- --------
Operating expenses:
  Selling, general and administrative.     1,380     1,993     20,623    7,657
  Research and development............     1,111     1,582      5,762    6,501
  Impairment of goodwill                                          274
                                       --------- ---------- --------- --------
    Total operating expenses..........     2,491     3,575     26,659   14,158
                                       --------- ---------  --------- --------
    (Loss) income from operations.....    (4,003)    1,799    (25,475)   5,811

Interest income.......................         6        18        142      231
Other (expense) income, net ..........      (107)       (1)       277      (71)
                                       --------- ---------  --------- --------
    (Loss) income before income tax
     expense (benefit)................    (4,104)    1,816    (25,056)   5,971

Income tax expense (benefit)..........       (76)   (4,686)     4,915   (4,602)
                                       --------- ---------  --------- --------
    Net (loss) income ................   $(4,028)   $6,502   $(29,971) $10,573
                                       ========= =========  ========= ========

Net (loss) income per share
    Basic.............................    $(0.48)    $0.79     $(3.55)   $1.32
    Diluted...........................    $(0.48)    $0.74     $(3.55)   $1.24

Shares used in per share calculations:
    Basic.............................     8,473     8,234      8,436    8,013
    Diluted...........................     8,473     8,774      8,436    8,508




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Aehr Test Systems Reports Fourth Quarter Fiscal 2009 Results
July 28, 2009
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                          AEHR TEST SYSTEMS AND SUBSIDIARIES
                    Reconciliation of GAAP and Non-GAAP Results
                      (in thousands, except per share data)
                                   (unaudited)


                                       Three Months Ended          Year Ended
                                             May 31,                 May 31,
                                      --------------------   ---------------------
                                        2009        2008        2009        2008
                                      ---------  ---------   ----------  ---------
GAAP net (loss) income .............    $(4,028)    $6,502     $(29,971)   $10,573
Provision for bad debts1............                             13,708
Restructuring and asset impairments2      1,467                   8,137
Reinstatement of deferred tax asset
  valuation allowance...............                              4,943
Stock compensation expense .........        338        225        1,285        836
Income tax effect on non-GAAP
  adjustments3......................                    (5)                    (17)
                                      ---------  ---------   ----------  ---------
Non-GAAP net (loss) income..........    $(2,223)    $6,722     $ (1,898)   $11,392
                                      =========  =========   ==========  =========

GAAP net (loss) income per diluted
  share.............................     $(0.48)     $0.74       $(3.55)     $1.24
                                      =========  =========   ==========  =========
Non-GAAP net (loss) income per
  diluted share.....................     $(0.26)     $0.77       $(0.22)     $1.34
                                      =========  =========   ==========  =========
Shares used in diluted shares
  calculation.......................      8,473      8,774        8,436      8,508
                                      =========  =========   ==========  =========

--------------------------------------------------------------------------------

1 Related to accounts receivable of Spansion Inc., which filed for bankruptcy in
  Japan in February 2009 and in the U.S. in March 2009.
2 The three months ended May 31, 2009 includes a provision for excess/obsolete inventory of $1.5 million, $0.2 million severance costs, and a credit of $0.3 million for settlement of cancellation charges accrued in the prior fiscal quarter. The year ended May 31, 2009 includes a provision for excess/obsolete inventory of $7.2 million, cancellation charges of $0.3 million, $0.3 million impairment of goodwill, and $0.4 million severance.
3 Excludes $4.9 million tax provision related to reinstatement of the valuation allowance.


Non-GAAP net income is a non-GAAP measure and should not be considered a replacement for GAAP results. Non-GAAP net income is a financial measure the Company uses to evaluate the underlying results and operating performance of the business. The limitation of this measure is that it excludes items that impact the Company's current period net income. This limitation is best addressed by using this measure in combination with net income (the most comparable GAAP measure).



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Aehr Test Systems Reports Fourth Quarter Fiscal 2009 Results
July 28, 2009
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                           AEHR TEST SYSTEMS AND SUBSIDIARIES
                          Condensed Consolidated Balance Sheets
                          (in thousands, except per share data)
                                      (unaudited)

                                                            May 31,        May 31,
                                                             2009           2008
                                                         -----------    -----------
ASSETS
Current assets:
  Cash and cash equivalents ..........................       $ 4,360        $15,648
  Accounts receivable, net............................           931         10,927
  Inventories ........................................         4,472         10,209
  Deferred income taxes...............................            --          3,043
  Prepaid expenses and other .........................           879            396
                                                         -----------    -----------
      Total current assets ...........................        10,642         40,223

Property and equipment, net ..........................         2,741          2,278
Goodwill .............................................            --            274
Deferred income taxes ................................            --          1,900
Other assets..........................................           528            524
                                                         -----------    -----------
      Total assets ...................................       $13,911        $45,199
                                                         ===========    ===========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable ...................................       $   995        $ 2,981
  Accrued expenses ...................................         2,107          3,694
  Deferred revenue ...................................           241            186
                                                         -----------    -----------
      Total current liabilities ......................         3,343          6,861

Income tax payable ...................................           299            297
Deferred lease commitment ............................           306            269
                                                         -----------    -----------
      Total liabilities ..............................         3,948          7,427
                                                         -----------    -----------
Shareholders' equity .................................         9,963         37,772
                                                         -----------    -----------
      Total liabilities and shareholders' equity .....       $13,911        $45,199
                                                         ===========    ===========








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